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                                                                    EXHIBIT 99.1

                              PUGET ENERGY, INC.

                        NONEMPLOYEE DIRECTOR STOCK PLAN

1.   Establishment, Purpose and Duration of the Plan

     (a) The purpose of the Plan is to provide ownership of Puget Energy, Inc. Common Stock to nonemployee members of the Board of Directors in order to strengthen the commonality of interest between directors and stockholders and to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company.

     (b)  The Plan shall become effective as of January 1, 1998.

     (c) The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 14, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

2.   Definitions

     When used herein, the following terms shall have the respective meanings set forth below:

     (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (b) "Common Stock" means the common stock, par value $.01 per share, of the Company.

     (c) "Company" means Puget Energy, Inc., a Washington corporation, or any successor corporation as provided in Section 15.

     (d)  "Deferred Stock Account" has the meaning set forth in Section 8(b).

     (e) "Employee" means any officer or employee of the Company or of any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered employees for purposes of the Plan.

     (f) "Market Price" means the average of the daily high and low per share trading prices for the Common Stock as reported daily by the New York Stock Exchange in the Wall Street Journal or similar readily available public source for a single trading day.

     (g) "Nonemployee Director" or "Participant" means any person who is elected or appointed to the Board of Directors and who is not an Employee.

     (h) "Plan" means the Company's Nonemployee Director Stock Plan as set forth herein, as it may be amended from time to time.

     (i) "Plan Administrator" means the Board or a committee whose members meet the requirements of Section 4(a), appointed from time to time by the Board to administer the Plan.
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     (j)  "Quarterly Retainer" means the quarterly retainer payable to all
Nonemployee Directors (exclusive of any per-meeting fees, committee chair fees or expense reimbursements). The Quarterly Retainer shall be prorated based on the number of calendar months (including partial calendar months) a director has served as a Nonemployee Director during the fiscal quarter for which the Quarterly Retainer is payable.

     (k) "Stock Payment" means the fixed portion of the Quarterly Retainer to be paid to Nonemployee Directors in shares of Common Stock rather than cash for services rendered as a director of the Company as provided in Section 6 and that portion of the Quarterly Retainer to be paid to Nonemployee Directors in shares of Common Stock resulting from the election specified in Section 7.

     (l) "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     (m)  "Trust" and "Trustee" have the meanings set forth in Section 4(b).

     (n)  "Trustee Shares" has the meaning set forth in Section 9.

3.   Shares of Common Stock Subject to the Plan

     Subject to Section 11, the maximum aggregate number of shares of Common Stock that may be purchased by the Trustee as Trustee Shares for purposes of the Plan shall be 100,000 shares. The Common Stock shall be purchased by the Trustee on the open market. The Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

4.   Administration of the Plan

     (a) The Plan will be administered by the Board or by a committee appointed by the Board consisting of one or more persons who are not eligible to participate in the Plan. Members of such committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.

     (b) Subject to the express provisions of the Plan, the Plan Administrator has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Plan Administrator to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Plan Administrator shall have full power and authority to (i) determine all questions of fact that may arise under the Plan; (ii) interpret the Plan and make all other determinations necessary or advisable for the administration of the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules the Plan Administrator determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including securities laws; and (iv) authorize the Trustee (the "Trustee" of the Puget Sound Energy, Inc. Stock Plan Trust, a trust established under the laws of the state of Washington (the "Trust"), to make Stock Payments to the Participants. All interpretations, determinations and actions by the Plan Administrator will be final, conclusive and binding upon all parties. Any action of the Plan Administrator with respect to the administration of the Plan shall be taken pursuant to a majority vote at a meeting of the Plan
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Administrator (at which members may participate by telephone) or by the unanimous written consent of its members.

5.   Participation in the Plan

     All Nonemployee Directors shall participate in the Plan, subject to the conditions and limitations of the Plan, so long as they remain eligible to participate in the Plan as set forth below.

6.   Determination of Quarterly Retainers and Stock Payments

     (a) The Board, in its sole discretion, shall determine the Quarterly Retainer for all Nonemployee Directors.

     (b) Each director of the Company who is a Nonemployee Director at any time during a calendar year shall receive a Stock Payment as a portion of the Quarterly Retainer payable to such director. The Stock Payment shall be made as soon as possible following a fiscal quarter end. The number of shares of Common Stock to be issued to each Participant as a Stock Payment shall be determined by dividing the Market Price of the Common Stock for the last business day of a fiscal quarter into 40% of the Quarterly Retainer payable to such Participant for that fiscal quarter; provided, however, that no fractional shares shall be issued, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. Certificates evidencing the shares of Common Stock constituting Stock Payments shall be registered in the respective names of, or as directed by, the Participants and shall be issued to each Participant.

     (c) The cash portion of the Quarterly Retainer shall be paid to Nonemployee Directors at such times and in such manner as may be determined by the Board.

7.   Election to Increase Amount of Stock Payment

     (a) In lieu of receiving the cash portion of his or her Quarterly Retainer, a Participant may make a written election to reduce up to 100% of the cash portion of the Quarterly Retainers to be paid during a calendar year by a specified percentage or dollar amount and have such amount applied to purchase additional shares of Common Stock.

     (b) The election shall be made on a form provided by the Plan Administrator and must be returned to the Plan Administrator on a date the Plan Administrator shall establish, but in any case no later than the first day of the calendar year to which the election relates or within 60 days after the Participant first becomes a Nonemployee Director. The election form shall state the amount by which the Participant desires to reduce the cash portion of his or her Quarterly Retainers for the calendar year, which shall be applied toward the purchase of Common Stock in the same manner and on the same dates that the Stock Payments are made pursuant to Section 6; provided, however, that no fractional shares may be purchased, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. No Participant shall be allowed to change or revoke any election for the relevant calendar year, but may change his or her election for any subsequent calendar year.

8.   Election to Defer Receipt of Stock Payment

     Any director of the Company who may become entitled to a Stock Payment may elect to have issuance of the shares deferred in accordance with the provisions of this Section 8.
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     (a)  Any such election shall be made on a form provided by the Plan
Administrator and must be returned to the Plan Administrator on a date the Plan Administrator shall establish, but in any case no later than the last day of the calendar year prior to the calendar year to which the election relates or within 60 days after the date the participant first becomes a Nonemployee Director. Any such election shall be effective for all Stock Payments in calendar years following the calendar year in which it is filed; provided, however, that any such election filed within 60 days after a Participant first becomes a Nonemployeee Director shall be effective on the first day of the month following the month in which the Participant files the election form. An election may specify a distribution option for purposes of Section 8(c). A deferral election may be revoked by written notice filed with the Plan Administrator. Any such revocation shall be effective for all Stock Payments in calendar years following the calendar year in which it is filed. Following any such revocation, a director may subsequently elect to again have issuance of future Stock Payments deferred in accordance with the provisions of this Section 8. Any such new election shall comply with the procedures of this Section 8(a) and shall be effective for all Stock Payments in calendar years following the calendar year in which it is filed.

     (b) For each Nonemployeee Director for whom one or more Stock Payments are deferred under this Section 8, the Company shall maintain an unfunded account (the "Deferred Stock Account") as follows:

          (i) The Deferred Stock Account shall be credited with the number of shares of Common Stock that are from time to time deferred. The number of shares credited to the Deferred Stock Account (which number may be fractional) shall be determined by dividing (A) the dollar amount of the Quarterly Retainer that otherwise would be paid in Common Stock pursuant to Sections 6 and 7 by (B) the Market Price of the Common Stock for the last business day of the fiscal quarter for which the deferral is made.

          (ii) Whenever cash dividends are declared on shares of Common Stock, a dividend equivalent shall be computed with respect to each Deferred Stock Account. The amount of the dividend equivalent shall be the product of (A) the number of credited shares in the Deferred Stock Account on the date as of which the Company determines the holders of record of the Common Stock who are entitled to receive the dividend and (B) the per share dividend amount. The dividend equivalent shall be deemed reinvested in additional shares of Common Stock by crediting to the Deferred Stock Account, effective on the date the cash dividend is paid, the number of shares (which number may be fractional) obtained by dividing (1) the amount of the dividend equivalent by (2) the Market Price of the Common Stock for the dividend payment date. Dividend equivalents shall be credited and deemed reinvested under this Section 8(b), until all shares of Common Stock credited to the Deferred Stock Account have been issued to the Nonemployee Director or to his or her estate.

          (iii) The Deferred Stock Account shall be debited for any shares of Common Stock that are issued under Sections 8(c), 8(d) or 11.

          (iv) The Deferred Stock Account shall be subject to any adjustment required or permitted pursuant to Section 11.

     (c) A Participant may elect, in a manner determined by the Plan Administrator, to receive the shares issuable to him or her from the Deferred Stock Account in a lump sum payment or in substantially equal annual installments of not more than five years. The election may be changed to an allowable alternative payment period by submitting a new election to the Plan Administrator, provided that any such election is submitted at least one year before the Participant ceases to be a
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director of the Company. The election most recently accepted by the Plan
Administrator shall govern the distribution of all shares issuable to the Participant from his or her Deferred Stock Account. If a Participant does not make any election with respect to the distribution of shares from the Participant's Deferred Stock Account, then such shares shall be issued in a lump sum payment. The lump sum payment shall be made, or installment payments shall commence, no later than January 15 of the calendar year following the calendar year in which such individual ceases to be a director of the Company.

     (d) Notwithstanding the provisions of Section 8(c), if a Nonemployeee Director should die prior to issuance of all shares of Common Stock that have been credited to his or her Deferred Stock Account, the number of shares of Common Stock remaining in the Deferred Stock Account shall be issued to the Nonemployeee Director's estate as soon as practicable following the date of death.

     (e)  No fractional shares of Common Stock shall be issued under this
Section 8, and in lieu thereof, the number of shares to be distributed shall be rounded to the nearest whole number of shares.

9.   Nonemployeee Director Stock Plan Trust

     The Company shall pay to the Trustee sufficient amounts of cash to enable the Trustee to purchase shares of the Common Stock (the "Trustee Shares") to fund the Stock Payments to the Participants.

10.  Stockholder Rights

     Nonemployee Directors shall not be deemed for any purpose to be, or have rights as, shareholders of the Company with respect to any shares of Common Stock except as and when such shares are issued and then only from the date of the certificate therefor. No adjustment shall be made for dividends or distributions or other rights for which the record date precedes the date of such stock certificate.

11.  Adjustment for Changes in Capitalization

     If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization or recapitalization, reclassification, stock dividend, stock split, reverse stock split, combinations of shares, rights offering or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan and the number and/or the kind of shares that are credited to Deferred Stock Accounts may be appropriately adjusted by the Plan Administrator. Any determination by the Plan Administrator as to any such adjustment will be final, binding and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.
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12.  Continuation of Directors in Same Status

     Nothing in the Plan or in any instrument executed pursuant to the plan, and no action taken pursuant to the Plan, shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a Nonemployee Director will have any right to continue as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation.

13.  Nontransferability of Rights

     No Participant shall have the right to assign the right to receive any Stock Payment or any other right of interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

14.  Amendment and Termination of Plan

     (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time.

     (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligations under any Stock Payment previously granted under the Plan to such Participant, unless such amendment, suspension or termination is required by applicable law.

     (c) Notwithstanding the foregoing, and to the extent required to qualify the Plan as a formula plan for purposes of exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, any provision of the Plan that either states the amount and price of securities to be issued under the Plan and specifies the price and timing of such issuances, or sets forth a formula that determines the amount, price and timing of such issuances, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

15.  Successors

     All obligations of the Company under the plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

16.  Severability

     In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
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17.  Governing Law

     The Plan shall be construed in accordance with, and governed by, the laws of the state of Washington.